As filed with the Securities and Exchange Commission on April 24, 2014

Registration No. 333-195026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Erickson Incorporated

(Exact name of registrant as specified in its charter)

Additional Registrants Listed on Schedule A Hereto

Delaware	3720	93-1307561
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Institute Classification Code Number)	(I.R.S. Employer Identification No.)

5550 SW Macadam Avenue, Suite 200

Portland, Oregon 97239

(503) 505-5800

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Edward T. Rizzuti

Vice President, General Counsel & Corporate Secretary

Erickson Incorporated

5550 SW Macadam Avenue, Suite 200

Portland, Oregon 97239

(503) 505-5800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Michael P. Reed

Covington & Burling LLP

1201 Pennsylvania Avenue, NW

Washington, DC 20004-2401

Tel: (202) 662-6000

Fax: (202) 662-6291

Carey S. Roberts

Covington & Burling LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Tel: (212) 841-1000

Fax: (212) 841-1010

Approximate date of commencement of proposed exchange offer: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

SCHEDULE A

Additional Registrants

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number	Address, including Zip Code and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices
EAC Acquisition Corporation	Delaware	3720	46-2203733	5550 SW Macadam Avenue Suite 200, Portland, OR 97239; (503) 505-5800

Erickson Helicopters, Inc.	Oregon	3720	93-0495052	5550 SW Macadam Avenue Suite 200, Portland, OR 97239; (503) 505-5800

Evergreen Unmanned Systems, Inc.	Delaware	3720	27-0893961	5550 SW Macadam Avenue Suite 200, Portland, OR 97239; (503) 505-5800

Evergreen Equity, Inc.	Nevada	3720	93-0859209	5550 SW Macadam Avenue Suite 200, Portland, OR 97239; (503) 505-5800

Evergreen Helicopters International, Inc.	Texas	3720	93-1021311	5550 SW Macadam Avenue Suite 200, Portland, OR 97239; (503) 505-5800

Erickson Transport, Inc.	Alaska	3720	92-0029162	5550 SW Macadam Avenue Suite 200, Portland, OR 97239; (503) 505-5800

Explanatory Note

This Amendment No. 1 is being filed for the purpose of refiling Exhibit 5.3 and amending the Exhibit Index that is Item 21 of the Registration Statement (File No. 333-195026). No other changes or additions are being made hereby to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Delaware Registrants:

Erickson Incorporated, EAC Acquisition Corporation and Evergreen Unmanned Systems, Inc. are incorporated under the laws of the State of Delaware.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and further that a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of action or suit by or in the right of the corporation, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action described in this paragraph, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 102(b)(7) of the Delaware General Corporation Law allows a corporation to include in its certificate of incorporation a provision to eliminate or limit the personal liability of a director of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except in the case where the director (i) breaches his duty of loyalty to the corporation or its stockholders, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorizes the unlawful payment of a dividend or approves a stock purchase or redemption in violation of Section 174 of the Delaware General Corporation Law or (iv) obtains an improper personal benefit.

Section 145 of the Delaware General Corporation Law further provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person against such liability under Section 145.

Erickson Incorporated

Erickson Incorporated’s Third Amended and Restated Certificate of Incorporation and Erickson Incorporated’s Third Amended and Restated Bylaws each provide for indemnification of the corporation’s directors, officers, employees, and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, Erickson Incorporated has entered into indemnification agreements with its directors, officers, and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require Erickson Incorporated, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Reference is also made to Section 10 of the purchase agreement filed as Exhibit 10.27 hereto, which provides for indemnification by the initial purchasers of the corporation’s officers and directors against certain liabilities.

EAC Acquisition Corporation

EAC Acquisition Corporation’s Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law, a director of EAC Acquisition Corporation shall not be personally liable to EAC Acquisition Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

In addition, EAC Acquisition Corporation’s Certificate of Incorporation also provides that EAC Acquisition Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of EAC Acquisition Corporation or any predecessor of EAC Acquisition Corporation, or serves or served at any other enterprise as a director or officer at the request of EAC Acquisition Corporation or any predecessor to EAC Acquisition Corporation.

Evergreen Unmanned Systems, Inc.

Evergreen Unmanned Systems, Inc.’s Bylaws provide that Evergreen Unmanned Systems, Inc. shall indemnify any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative (including those actions by or in the right of Evergreen Unmanned Systems, Inc.), by reason of the fact that such person is or was a director or officer of Evergreen Unmanned Systems, Inc., or serves or served at any other enterprise as a director or officer at the request of Evergreen Unmanned Systems, Inc. if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Evergreen Unmanned Systems, Inc., and, with respect to criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In a derivative action, that is, one by or in the right of the corporation, no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Oregon Registrant:

Erickson Helicopters, Inc. is incorporated under the laws of the State of Oregon.

Section 60.391 of the Oregon Business Corporation Act authorizes the indemnification of an individual made a party to a proceeding because the individual is or was an officer or director against certain liability incurred in the proceeding if (i) the conduct of the individual was in good faith, (ii) the individual reasonably believed that his or her conduct was in the best interests of the corporation or at least not opposed to its best interests, (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful, (iv) in the case of any proceeding by or in the right of the corporation, the individual was not adjudged liable to the corporation, and (v) in connection with any proceeding (other than a proceeding by or in the right of the corporation) charging improper personal benefit to the individual, the individual was not adjudged liable on the basis that he or she improperly received personal benefit.

Section 60.401 of the Oregon Business Corporation Act also authorizes a court to order indemnification, whether or not the above standards of conduct have been met, if the court determines that the officer or director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. In addition, the Oregon Business Corporation Act provides that the indemnification described above is not exclusive of any other rights to which officers or directors may be entitled under the corporation’s articles of incorporation or bylaws, or under any agreement, action of its board of directors, vote of shareholders or otherwise.

Section 60.047(2)(d) of the Oregon Business Corporation Act also authorizes a corporation to include in its articles of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, except that such a provision cannot affect the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any unlawful corporation distribution as defined in the Oregon Business Corporation Act, or (iv) for any transaction from which the director derived an improper personal benefit.

Erickson Helicopters, Inc.’s By-Laws provide that Erickson Helicopters, Inc. may indemnify any person in connection with or resulting from any action, suit, proceeding or claim by reason of the fact that such person is or was a director, officer, agent or employee of Erickson Helicopters, Inc., provided that such indemnification shall not apply with respect to any matter as to which such person shall be finally adjudged in such action, suit or proceeding to have been liable to the company or to have improperly received a personal benefit. Further, Erickson Helicopters, Inc’s By-Laws provide that in the event a director or officer is wholly successful in the defense of any proceeding to which such person was a party by reason of the fact that such person is or was a director or officer of Erickson Helicopters, Inc., Erickson Helicopters, Inc. must indemnify such person against all reasonable expenses incurred in such proceeding.

Nevada Registrant:

Evergreen Equity, Inc. is incorporated under the laws of the State of Nevada.

Under the Nevada General Corporation Law, as amended, director immunity from liability to a corporation or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a corporation’s articles of incorporation. Excepted from that immunity are: (i) a willful failure to deal fairly with the corporation or its stockholders in connection with a matter in which the director has a material conflict of interest, (ii) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful), (iii) a transaction from which the director derived an improper personal profit, and (iv) willful misconduct.

Texas Registrant:

Evergreen Helicopters International, Inc. is incorporated under the laws of the State of Texas.

Under the provisions of Chapter 8 of the Texas Business Organizations Code, a corporation may indemnify its directors, officers, employees and agents and maintain liability insurance for those persons. Section 8.101 of the Texas Business Organizations Code provides that a corporation may indemnify a governing person, or delegate, who was, is or is threatened to be made a named defendant or respondent in a proceeding if it is determined that the person: (i) conducted himself in good faith, (ii) reasonably believed that (a) in the case of conduct in his official capacity that his conduct was in the corporation’s best interest and (b) in all other cases, that his conduct was at least not opposed to the corporation’s best interest, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. However, if the person is found liable to the corporation, or if the person is found liable on the basis that he received an improper personal benefit, indemnification under Texas law is limited to the reimbursement of reasonable expenses actually incurred by the person in connection with the proceedings and does not include a judgment, a penalty, a fine, and an excise or similar tax, and no indemnification will be available if the person is found liable for willful or intentional misconduct, breach of the person’s duty of loyalty, or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation. Under Texas law, indemnification by the corporation is mandatory if the person is wholly successful on the merits or otherwise, in the defense of the proceeding.

Alaska Registrant:

Erickson Transport, Inc. is incorporated in the State of Alaska.

Under Alaska Corporations Code 10.06.490(a), a corporation, under specified circumstances, may indemnify a person who was, is, or is threatened to be made a party to a completed, pending, or threatened action or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. Indemnification may include reimbursement of expenses, attorney fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, the person had no reasonable cause to believe the conduct was unlawful.

In a derivative action, that is, one by or in the right of the corporation to procure a judgment in its favor, under Alaska Corporations Code 10.06.490(b), a corporation may indemnify a person who was, is, or is threatened to be made a party to a completed, pending, or threatened action by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. Indemnification may include reimbursement for expenses and attorney fees actually and reasonably incurred by the person in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that indemnification may not be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation, unless and only to the extent that the court in which the action was brought determines upon application that, despite the adjudication of liability, in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the court considers proper.

Alaska Corporations Code Section 10.06.490(c) provides for mandatory indemnification of expenses and attorney fees actually and reasonably incurred in connection with the defense of an action or proceeding referred to above, or in defense of any claim, issue or matter in the action or proceeding, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise.

Alaska Corporations Code Section 10.06.490(d) provides that any indemnification under Sections 10.06.490(a) and (b) may only be made by the corporation upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set out in Section 10.06.490(a) and (b). Section 10.06.490(e) provides that the corporation may pay or reimburse the reasonable expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition if: i) in the case of a director or officer, the director or officer furnishes the corporation with a written affirmation of a good faith belief that the standard of conduct described in Section 10.06.450(b) or Section 10.06.483(e) (generally requiring an officer to perform the duties of the office in good faith and with that degree of care, including reasonable inquiry, that an ordinarily prudent person in a like position would use under similar circumstances) has been met; ii) the director, officer, employee, or agent furnishes the corporation a written unlimited general undertaking, executed personally or on behalf of the individual, to repay the advance if it is ultimately determined that an applicable standard of conduct was not met; and iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under the Alaska Corporations Code.

Erickson Transport, Inc.’s By-Laws provide that Erickson Transport, Inc. may indemnify any person in connection with or resulting from any action, suit, proceeding or claim by reason of the fact that such person is or was a director, officer, agent or employee of Erickson Transport, Inc., provided that such indemnification shall not apply with respect to any matter as to which such person shall be finally adjudged in such action, suit or proceeding to have been liable to the company or to have improperly received a personal benefit. Further, Erickson Transport, Inc’s By-Laws provide that in the event a director or officer is wholly successful in the defense of any proceeding to which such person was a party by reason of the fact that such person is or was a director or officer of Erickson Transport, Inc., Erickson Transport, Inc. must indemnify such person against all reasonable expenses incurred in such proceeding.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits

The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No.	Description

3.1	Third Amended and Restated Certificate of Incorporation of Erickson Air-Crane Incorporated (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (No. 001-35482) filed with the SEC on February 26, 2014)

3.2	Third Amended and Restated Bylaws of Erickson Air-Crane Incorporated (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (No. 001-35482) filed with the SEC on February 26, 2014)

3.3	Restated Articles of Incorporation of Erickson Helicopters, Inc.**

3.4	Second Amended and Restated Bylaws of Erickson Helicopters, Inc.**

3.5	Certificate of Incorporation of Evergreen UnManned Systems, Inc.**

3.6	By-laws of Evergreen UnManned Systems, Inc.**

3.7	Articles of Incorporation of Evergreen Equity, Inc.**

3.8	Amended and Restated Bylaws of Evergreen Equity, Inc.**

3.9	Amendment to Amended and Restated Bylaws of Evergreen Equity, Inc.**

3.10	Articles of Incorporation of Evergreen Helicopters International, Inc.**

3.11	Amended and Restated Bylaws of Evergreen Helicopters International, Inc.**

3.12	Amendment to Amended and Restated Bylaws of Evergreen Helicopters International, Inc.**

3.13	Restated Articles of Incorporation of Erickson Transport, Inc.**

3.14	Second Amended and Restated Bylaws of Erickson Transport, Inc.**

3.15	Certificate of Incorporation of EAC Acquisition Corporation**

3.16	Bylaws of EAC Acquisition Corporation**

4.1	Indenture related to the 8.25% Second Priority Senior Secured Notes due 2020, dated as of May 2, 2013, among Erickson Air-Crane Incorporated, the Guarantors named therein and Wilmington Trust, National Association as trustee and collateral agent (including forms of 8.25% Second Priority Senior Secured Notes due 2020) (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (No. 001-35482) filed with the SEC on May 8, 2013)

Exhibit No.	Description

4.2	Registration Rights Agreement, dated as of May 2, 2013, among Erickson Air-Crane Incorporated and certain of its subsidiaries named therein, Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, Stifel Nicolaus & Company, Incorporated and Imperial Capital, LLC (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (No. 001-35482) filed with the SEC on May 8, 2013)

4.3	Certificate of Designation, filed on May 2, 2013 (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K (No. 001-35482) filed with the SEC on May 8, 2013)

4.4	Amended and Restated Registration Rights Agreement, dated April 21, 2010, by and between Erickson Air-Crane Incorporated and other parties (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (No. 333-166752) filed with the SEC on May 12, 2010)

5.1	Opinion of Covington & Burling LLP**

5.2	Opinion of Schwabe, Williamson & Wyatt**

5.3	Opinion of Holland & Hart LLP*

5.4	Opinion of Graves, Dougherty, Hearon & Moody, a Professional Corporation**

5.5	Opinion of K&L Gates LLP**

10.1	Form of Indemnification Agreement by and between Erickson Air-Crane and each of its directors and officers and some employees (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 (No. 333-166752) filed with the SEC on May 12, 2010)

10.2	Erickson Air-Crane Incorporated 2012 Long-Term Incentive Plan, dated April 10, 2012 (incorporated by reference to Exhibit 10.21 to Amendment No. 11 to the Registration Statement on Form S-1/A (No. 333-166752) filed with the SEC on March 21, 2012)

10.3	Form of Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.21(a) to Amendment No. 11 to the Registration Statement on Form S-1/A (No. 333-166752) filed with the SEC on March 21, 2012)

10.4	Amendment to Promissory Note issued by Erickson Air-Crane Incorporated, dated April 16, 2012 (incorporated by reference to Exhibit 10.27 to Amendment No. 13 to the Registration Statement on Form S-1/A (No. 333-166752) filed with the SEC on April 4, 2012)

10.5	Amended and Restated Executive Employment Agreement between Udo Rieder and Erickson Air-Crane Incorporated, dated April 22, 2010 (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1 (No. 333-166752) filed with the SEC on May 12, 2010)

10.6	Amended and Restated Executive Employment Agreement between Charles E. Ryan and Erickson Air-Crane Incorporated, dated April 22, 2010. (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 (No. 333-166752) filed with the SEC on May 12, 2010)

10.7	Amended and Restated Executive Employment Agreement between H.E. “Mac” McClaren and Erickson Air-Crane Incorporated, dated April 22, 2010 (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-1 (No. 333-166752) filed with the SEC on May 12, 2010)

10.8	Executive Employment Agreement between Edward T. Rizzuti and Erickson Air-Crane Incorporated, effective as of January 1, 2012. (incorporated by reference to Exhibit 10.11 to Amendment No. 9 to the Registration Statement on Form S-1/A (No. 333-166752) filed with the SEC on January 30, 2012)

10.9	Offer Letter between Gary Zamieroski and Erickson Air-Crane Incorporated, dated February 24, 2012 (incorporated by reference to Exhibit 10.12 to Amendment No. 12 to the Registration Statement on Form S-1/A (No. 333-166752) filed with the SEC on March 28, 2012)

Exhibit No.	Description

10.10	Exclusive Use Helicopter Services Large Fire Support Agreement between the U.S. Forest Service and Erickson Air-Crane Incorporated, dated December 16, 2011 (incorporated by reference to Exhibit 10.15 to Amendment No. 10 to the Registration Statement on Form S-1/A (No. 333-166752) filed with the SEC on March 6, 2012)

10.11	Aircraft Purchase Agreement in Respect of One (1) Erickson S-64F Aircraft Manufacturer’s Serial Number 64095 between San Diego Gas & Electric Company and Erickson Air-Crane, Incorporated, dated October 1, 2012 (incorporated by reference to Exhibit 10.11 to the Annual Report on Form 10-K (No. 001-35482) filed with the SEC on March 8, 2013)

10.12	Contract No. 4600002272, by and between NAMSA and Erickson Air-Crane Incorporated, dated May 23, 2012 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (No. 001-35482) filed with the SEC on May 29, 2012)

10.13	Credit Agreement among Wells Fargo Bank, National Association, Keybank National Association, Bank of the West, Bank of America, N.A., Union Bank, N.A., and Erickson Air-Crane Incorporated, dated June 24, 2010 (incorporated by reference to Exhibit 10.17 to Amendment No. 6 to the Registration Statement on Form S-1/A (No. 333-166752) filed with the SEC on December 5, 2011)

10.14	First Amendment to Credit Agreement among Wells Fargo Bank, National Association, Keybank National Association, Bank of the West, Bank of America, N.A., Union Bank, N.A., and Erickson Air-Crane Incorporated, dated November 15, 2010 (incorporated by reference to Exhibit 10.17(a) to Amendment No. 6 to the Registration Statement on Form S-1/A (No. 333-166752) filed with the SEC on December 5, 2011)

10.15	Second Amendment to Credit Agreement among Wells Fargo Bank, National Association, Keybank National Association, Bank of the West, Bank of America, N.A., Union Bank, N.A., and Erickson Air-Crane Incorporated, dated December 31, 2010 (incorporated by reference to Exhibit 10.17(b) to Amendment No. 6 to the Registration Statement on Form S-1/A (No. 333-166752) filed with the SEC on December 5, 2011)

10.16	Third Amendment to Credit Agreement among Wells Fargo Bank, National Association, Keybank National Association, Bank of the West, Bank of America, N.A., Union Bank, N.A., and Erickson Air-Crane Incorporated, dated May 19, 2011 (incorporated by reference to Exhibit 10.17(c) to Amendment No. 6 to the Registration Statement on Form S-1/A (No. 333-166752) filed with the SEC on December 5, 2011)

10.17	Fourth Amendment to Credit Agreement among Wells Fargo Bank, National Association, Keybank National Association, Bank of the West, Bank of America, N.A., Union Bank, N.A., and Erickson Air-Crane Incorporated, dated June 30, 2011 (incorporated by reference to Exhibit 10.17(d) to Amendment No. 6 to the Registration Statement on Form S-1/A (No. 333-166752) filed with the SEC on December 5, 2011)

10.18	Promissory Note issued by Erickson Air-Crane, Incorporated to ZM Private Equity Fund II, L.P., dated June 30, 2010; Promissory Note issued by Erickson Air-Crane, Incorporated to 10th Lane Finance Co., LLC, dated June 30, 2010 (incorporated by reference to Exhibit 10.18 to Amendment No. 3 to the Registration Statement on Form S-1/A (No. 333-166752) filed with the SEC on September 10, 2010)

10.19	Promissory Note issued by Erickson Air-Crane, Incorporated to ZM Private Equity Fund I, L.P., dated June 30, 2011 (incorporated by reference to Exhibit 10.23 to Amendment No. 6 to the Registration Statement on Form S-1/A (No. 333-166752) filed with the SEC on December 5, 2011)

10.20	Promissory Note issued by Erickson Air-Crane, Incorporated to ZM Private Equity Fund I, L.P., dated June 30, 2011 (incorporated by reference to Exhibit 10.24 to Amendment No. 6 to the Registration Statement on Form S-1/A (No. 333-166752) filed with the SEC on December 5, 2011)

Exhibit No.	Description

10.21	Promissory Note issued by Erickson Air-Crane, Incorporated to ZM Private Equity Fund II, L.P., dated June 30, 2011 (incorporated by reference to Exhibit 10.25 to Amendment No. 6 to the Registration Statement on Form S-1/A (No. 333-166752) filed with the SEC on December 5, 2011)

10.22	Promissory Note issued by Erickson Air-Crane, Incorporated to ZM Private Equity Fund II, L.P., dated June 30, 2011 (incorporated by reference to Exhibit 10.26 to Amendment No. 6 to the Registration Statement on Form S-1/A (No. 333-166752) filed with the SEC on December 5, 2011)

10.23	Stock Purchase Agreement, by and among Evergreen International Aviation, Inc., Evergreen Helicopters, Inc., Erickson Air-Crane Incorporated, EAC Acquisition Corporation, and solely with respect to Section 6.10 thereof, Mr. Delford M. Smith, dated March 18, 2013 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K (No. 001-35482) filed with the SEC on March 20, 2013)

10.24	First Lien Securities Purchase Agreement, by and among Erickson Air-Crane Incorporated, Evergreen International Aviation, Inc., and each of the persons listed on Exhibit A thereto, dated March 18, 2013 (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K (No. 001-35482) filed with the SEC on March 20, 2013)

10.25	Second Lien Stock Purchase Agreement, by and among Erickson Air-Crane Incorporated, Evergreen International Aviation, Inc., and each of the persons listed on Exhibit A thereto, dated March 18, 2013 (incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K (No. 001-35482) filed with the SEC on March 20, 2013)

10.26	Term Sheet for the Acquisition by Erickson Air-Crane Incorporated of Air Amazonia Serviços Aéreos Ltda. and the Purchase by Erickson of Certain Aircraft (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K (No. 001-35482) filed with the SEC on March 7, 2013)

10.27	Purchase Agreement among Erickson Air-Crane Incorporated and certain of its subsidiaries named therein, Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, Stifel Nicolaus & Company, Incorporated and Imperial Capital, LLC, dated April 25, 2013 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (No. 001-35482) filed with the SEC on May 1, 2013)

10.28	Credit Agreement by and among Erickson Air-Crane Incorporated and Evergreen Helicopters, Inc., as Borrowers, Wells Fargo Bank, National Association, as Administrative Agent, Lead Arranger, Book Runner, Syndication Agent, and Documentation Agent, and other lender parties thereto, dated May 2, 2013 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (No. 001-35482) filed with the SEC on May 8, 2013)

10.29	Guaranty and Security Agreement among the Persons listed on the signature pages thereof as “Grantors” and those additional entities that become parties thereto by executing the form of Joinder attached thereto and Wells Fargo Bank, National Association, in its capacity as agent for each member of the Lender Group and the Bank Product Providers (each as defined therein), dated May 2, 2013 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (No. 001-35482) filed with the SEC on May 8, 2013)

10.30	Form of Aircraft and Engine Security Agreement among Erickson Air-Crane Incorporated and Wells Fargo Bank, National Association, in its capacity as agent for each member of the Lender Group and the Bank Product Providers (each as defined therein), dated May 2, 2013 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K (No. 001-35482) filed with the SEC on May 8, 2013)

Exhibit No.	Description

10.31	Intercreditor Agreement entered into by and between Wells Fargo Bank, National Association, in its capacity as administrative agent under the First Lien Documents (as defined therein), including its successors and assigns in such capacity from time to time, and Wilmington Trust, National Association, not in its individual capacity, but solely in its capacity as trustee under the Second Lien Notes Indenture (as defined therein) and collateral agent under the Second Lien Documents (as defined therein), dated May 2, 2013 (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K (No. 001-35482) filed with the SEC on May 8, 2013)

10.32	Patent Security Agreement by and among the Grantors listed on the signature pages thereof and Wells Fargo Bank, National Association, in its capacity as agent for each member of the Lender Group and the Bank Product Providers (each as defined therein), dated May 2, 2013 (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K (No. 001-35482) filed with the SEC on May 8, 2013)

10.33	Trademark Security Agreement by and among the Grantors listed on the signature pages thereof and Wells Fargo Bank, National Association, in its capacity as agent for each member of the Lender Group and the Bank Product Providers (each as defined therein), dated May 2, 2013 (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K (No. 001-35482) filed with the SEC on May 8, 2013)

10.34	Security Agreement among the Persons listed on the signature pages thereof as “Grantors” and those additional entities that become parties thereto by executing the form of Joinder attached thereto and Wilmington Trust, National Association, in its capacity as collateral agent for the Secured Parties (as defined therein), dated May 2, 2013 (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K (No. 001-35482) filed with the SEC on May 8, 2013)

10.35	Form of Aircraft and Engine Security Agreement among the Persons listed on the signature pages thereof as “Grantors” and those additional entities that become parties thereto by executing the form of Joinder attached thereto and Wilmington Trust, National Association, in its capacity as collateral agent for the Secured Parties (as defined therein), dated May 2, 2013 (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K (No. 001-35482) filed with the SEC on May 8, 2013)

10.36	Amendment Number One to Credit Agreement, Amendment Number One to Guaranty and Security Agreement, and Waiver by and among Erickson Air-Crane Incorporated and Evergreen Helicopters, Inc., as Borrowers, Wells Fargo, as Administrative Agent, Lead Arranger, Book Runner, Syndication Agent, and Documentation Agent, and other lender parties thereto, June 14, 2013 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (No. 001-35482) filed with the SEC on June 18, 2013)

10.37	Joinder No. 1 to Guaranty and Security Agreement and Intercompany Subordination Agreement by and between Evergreen Unmanned Systems, Inc. and Wells Fargo, as agent for the lenders, dated as of June 14, 2013 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (No. 001-35482) filed with the SEC on June 18, 2013)

10.38	Line of Credit Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing with the Trustee and Wells Fargo, as administrative agent for the lender group (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K (No. 001-35482) filed with the SEC on June 18, 2013)

10.39	Line of Credit Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing with the Trustee and Wilmington Trust, as administrative agent for the secured parties (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K (No. 001-35482) filed with the SEC on June 18, 2013)

Exhibit No.	Description

10.40	Quota Purchase Agreement by and among the Company, Air Amazonia, and HRT and certain of its affiliates, dated July 19, 2013 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (No. 001-35482) filed with the SEC on July 25, 2013)

10.41	Aircraft Purchase Agreement by and among the Company, Air Amazonia, and HRT and certain of its affiliates, dated July 19, 2013 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (No. 001-35482) filed with the SEC on July 25, 2013)

10.42	2013 Retention Bonus Plan (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K (No. 001-35482) filed with the SEC on July 25, 2013)

10.43	Amendment Number Five to Credit Agreement and Amendment Number Two to Guaranty and Security Agreement by and among Erickson Air-Crane Incorporated and Evergreen Helicopters, Inc., as Borrowers, Wells Fargo, as Administrative Agent, Lead Arranger, Book Runner, Syndication Agent, and Documentation Agent, and other lender parties thereto, March 11, 2014 (incorporated by reference to Exhibit 10.43 to the Annual Report on Form 10-K (No. 001-35482) filed with the SEC on March 14, 2014)

12.1	Statements re computation of ratios**

21.1	Subsidiaries of Erickson Air-Crane Incorporated (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K (No. 001-35482) filed with the SEC on March 14, 2014)

23.1	Consent of Covington & Burling LLP (included in Exhibit 5.1 hereto)**

23.2	Consent of Schwabe, Williamson & Wyatt (included in Exhibit 5.2 hereto)**

23.3	Consent of Holland & Hart LLP (included in Exhibit 5.3 hereto)

23.4	Consent of Graves, Dougherty, Hearon & Moody, a Professional Corporation (included in Exhibit 5.4 hereto)**

23.5	Consent of K&L Gates LLP (included in Exhibit 5.5 hereto)**

23.6	Consent of Grant Thornton LLP*

23.7	Consent of Crowe Horwath LLP**

24.1	Power of Attorney**

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association with respect to the Indenture governing the 8.25% Second Priority Senior Secured Notes due 2020**

99.1	Form of Letter of Transmittal**

99.2	Form of Notice of Guaranteed Delivery**

*	Filed herewith.
**	Previously filed.

(b) Financial Statement Schedules

See the documents incorporated by reference herein.

Item 22.	Undertakings.

The undersigned registrants hereby undertake:

1. That, for purposes of determining any liability under the Securities Act, each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to paragraphs (1)–(10) of this Item 22, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the new notes being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

3. To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

4. To supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on April 24, 2014.

ERICKSON INCORPORATED

By:	/s/ Udo Rieder
	Name:	Udo Rieder
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Udo Rieder	Chief Executive Officer (principal executive officer) and Director	April 24, 2014
Udo Rieder

/s/ Eric Struik	Chief Financial Officer (principal financial and accounting officer)	April 24, 2014
Eric Struik

*	Director, Chairman of the Board	April 24, 2014
Quinn Morgan

*	Director	April 24, 2014
Kenneth Lau

*	Director	April 24, 2014
Hank Halter

*	Director	April 24, 2014
Gary R. Scott

*	Director	April 24, 2014
Meredith Siegfried

*	Director	April 24, 2014
James L. Welch

*By:	/s/ Udo Rieder
Udo Rieder

*	Attorney-in-fact.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on April 24, 2014.

EAC ACQUISITION CORPORATION

By:	/s/ Udo Rieder
	Name:	Udo Rieder
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Udo Rieder Udo Rieder	Chief Executive Officer (principal executive officer) and Director	April 24, 2014

/s/ Eric Struik Eric Struik	Chief Financial Officer (principal financial and accounting officer) and Director	April 24, 2014

*	Director	April 24, 2014
Edward T. Rizzuti

*By:	/s/ Udo Rieder
Udo Rieder

*	Attorney-in-fact.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on April 24, 2014.

ERICKSON HELICOPTERS, INC.

By:	/s/ Udo Rieder
	Name:	Udo Rieder
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Udo Rieder Udo Rieder	Chief Executive Officer (principal executive officer) and Director	April 24, 2014

/s/ Eric Struik Eric Struik	Chief Financial Officer (principal financial and accounting officer) and Director	April 24, 2014

*	Director	April 24, 2014
Edward T. Rizzuti

*By:	/s/ Udo Rieder
Udo Rieder

*	Attorney-in-fact.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on April 24, 2014.

EVERGREEN UNMANNED SYSTEMS, INC.

By:	/s/ Udo Rieder
	Name:	Udo Rieder
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Udo Rieder Udo Rieder	Chief Executive Officer (principal executive officer) and Director	April 24, 2014

/s/ Eric Struik Eric Struik	Chief Financial Officer (principal financial and accounting officer) and Director	April 24, 2014

*	Director	April 24, 2014
Edward T. Rizzuti

*By:	/s/ Udo Rieder
Udo Rieder

*	Attorney-in-fact.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on April 24, 2014.

EVERGREEN EQUITY, INC.

By:	/s/ Udo Rieder
	Name:	Udo Rieder
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Udo Rieder Udo Rieder	Chief Executive Officer (principal executive officer) and Director	April 24, 2014

/s/ Eric Struik Eric Struik	Chief Financial Officer (principal financial and accounting officer) and Director	April 24, 2014

*	Director	April 24, 2014
Edward T. Rizzuti

*By:	/s/ Udo Rieder
Udo Rieder

*	Attorney-in-fact.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on April 24, 2014.

EVERGREEN HELICOPTERS INTERNATIONAL, INC.

By:	/s/ Udo Rieder
	Name:	Udo Rieder
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Udo Rieder Udo Rieder	Chief Executive Officer (principal executive officer) and Director	April 24, 2014

/s/ Eric Struik Eric Struik	Chief Financial Officer (principal financial and accounting officer) and Director	April 24, 2014

*	Director	April 24, 2014
Edward T. Rizzuti

*By:	/s/ Udo Rieder
Udo Rieder

*	Attorney-in-fact.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on April 24, 2014.

ERICKSON TRANSPORT, INC.

By:	/s/ Udo Rieder
	Name:	Udo Rieder
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Udo Rieder Udo Rieder	Chief Executive Officer (principal executive officer) and Director	April 24, 2014

/s/ Eric Struik Eric Struik	Chief Financial Officer (principal financial and accounting officer) and Director	April 24, 2014

*	Director	April 24, 2014
Edward T. Rizzuti

*By:	/s/ Udo Rieder
Udo Rieder

*	Attorney-in-fact.